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                                                      Val: 05/13/1998 - 109834
                                                          $50.00 on 05/13/1998
                                                     Check - 05/12/1998 - 1920

FOR OFFICE USE ONLY

[LOGO] STATE OF WASHINGTON                            ARTICLES OF AMENDMENT
       SECRETARY OF STATE                                  WASHINGTON
RALPH MUNRO, SECRETARY OF STATE                         PROFIT CORPORATION
                                                     (PER CHAPTER 23B.10 RCW)
- Please PRINT or TYPE in black ink                         FEE: $30
- Sign, date and return original AND ONE COPY to:

                         EXPEDITED (24-HOUR) SERVICE AVAILABLE - $20 PER ENTITY
                           INCLUDE FEE AND WRITE "EXPEDITE" IN BOLD LETTERS
                                        ON OUTSIDE OF ENVELOPE

  CORPORATIONS DIVISION
  605 E. UNION - PO BOX 40234
  OLYMPIA, WA 98504-0234
                                                     FOR OFFICE USE ONLY
- BE SURE TO INCLUDE FILING FEE. Checks              --------------------------
  should be made payable to "Secretary of State"       FILED:  5/13/98
                                                     --------------------------

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  IMPORTANT! Person to contact about this filing     Daytime Phone Number
                                                       (with area code)
              Roger J. Sharp                            (360) 699-1400
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                                                                  FILED
                  AMENDMENT TO ARTICLES OF INCORPORATION   STATE OF WASHINGTON
                                                              MAY 13, 1998
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 NAME OF CORPORATION (AS CURRENTLY RECORDED WITH THE OFFICE OF THE
 SECRETARY OF STATE)

     Bow Flex, Inc.
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 UBI NUMBER        CORPORATION NUMBER (IF KNOWN)  AMENDMENTS TO ARTICLES OF
                                                  INCORPORATION WERE ADOPTED ON

601 414 569                                       Date: May 8, 1998
                                                       ------------------------
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 EFFECTIVE DATE    (SPECIFIED EFFECTIVE DATE MAY BE UP TO 30 DAYS AFTER RECEIPT
 OF ARTICLES OF     OF THE DOCUMENT BY THE SECRETARY OF STATE)
 AMENDMENT         / / Specific Date:                     /X / Upon filing by
                                     -------------------       the Secretary of
                                                               State
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 ARTICLES OF AMENDMENT WERE ADOPTED BY (PLEASE CHECK ONE OF THE FOLLOWING)

   / / Incorporators. Shareholders action was not required
   / / Board of Directors. Shareholders action was not required
  /X/  Duly approved shareholder action in accordance with Chapter 23B.10 RCW
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         AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS
 IF AMENDMENT PROVIDES FOR AN EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF
      ISSUED SHARES, PROVISIONS FOR IMPLEMENTING THE AMENDMENT MUST BE INCLUDED. IF NECESSARY, ATTACH ADDITIONAL AMENDMENTS OR INFORMATION.


  The Articles of Incorporation are amended by deleting Article I in its entirety and substituting the following therefor:

                                 ARTICLE I
                                   NAME

             The name of this Corporation is Direct Focus, Inc.






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 SIGNATURE OF OFFICER

 THIS DOCUMENT IS HEREBY EXECUTED UNDER PENALTIES OF PERJURY, AND IS, TO THE BEST OF MY KNOWLEDGE, TRUE AND CORRECT.


    /s/ Brian R. Cook          Brian R. Cook President   5/12/98
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  SIGNATURE OF OFFICER           PRINTED NAME              DATE

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 INFORMATION AND ASSISTANCE - 360/753-7115 (TDD - 360/753-1485)   006-002 (8/97)

               1998 3339  7845 002